Exhibit 99.2

153 East 53rd Street, 31st Floor, New York, NY 10022-4611 • p212 223-4000 • f212 223-4134

Jeffrey W. Pagano

jpagano@crowell.com

September 9, 2008

VIA EMAIL & HAND DELIVERY

Faun M. Phillipson, Esq.

Phillipson & Uretsky, LLP

111 Broadway, 8th Floor

New York, NY 10006

Re:	NOTICE OF RESIGNATION

Dear Ms. Phillipson:

We are counsel to Ms. Stephanie Hirsch (“Ms. Hirsch”), a member of the INCA Designs, Inc. Board of Directors (“Board”). By this letter, we, on behalf of Ms. Hirsch, hereby give notice of Ms. Hirsch’s resignation from the Board, effective immediately.

Very truly yours,

/s/ Jeffrey W. Pagano
Jeffrey W. Pagano

Cc:	INCA Designs, Inc. (via hand delivery)
Joel Schneider, Esq, (via overnight mail)
Jonathan Uretsky, Esq. (via hand delivery)

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